Exhibit 99.1

January 27, 2022

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5908

Alaska Air Group delivers strong fourth quarter 2021 and full-year results
Achieved adjusted pre-tax margin of 2.4% and debt-to-cap ratio of 49%

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today announced another quarter of improvement in its financial results for the fourth quarter and full year ended December 31, 2021, and provided an outlook for the first quarter ending March 31, 2022.
“While recovery in our industry is never linear, our caring and dedicated people and the strength of our competitive advantages position us for success no matter what challenges we face," said CEO Ben Minicucci, “Despite operational disruption from omicron and severe winter weather in December, our fourth quarter adjusted pre-tax margin was 2.4%, marking one of the industry’s most profitable performances in Q4 and the second half of the year. We have laid a solid foundation for our return to 100% of our pre-COVID flying by summer 2022 and we're poised to grow from there.”
Alaska’s fourth quarter and full year 2021 results reflect a disciplined focus on cost management and a measured approach to bringing back capacity in recovery. In addition to delivering profitability in the second half of the year, Alaska's financial performance enabled the Company to restore its debt-to-capitalization ratio to pre-pandemic levels in the fourth quarter, priming the airlines for profitable growth in 2022.
Financial Results for the Fourth Quarter and Full Year:
•Reported net income for the fourth quarter and full year 2021 under Generally Accepted Accounting Principles (GAAP) of $18 million, or $0.14 per diluted share, and $478 million, or $3.77 per diluted share. These results compare to a net loss for the fourth quarter and full year 2020 of $447 million, or $3.60 per share, and $1.3 billion, or $10.72 per share.
•Reported net income for the fourth quarter and net loss for the full year 2021, excluding special items and mark-to-market fuel hedge accounting adjustments, of $31 million, or $0.24 per diluted share, and $256 million, or $2.03 per share. These results compare to a net loss for the fourth quarter and full year 2020, excluding special items and mark-to-market fuel hedge accounting adjustments, of $316 million, or $2.54 per share, and $1.3 billion, or $10.17 per share.
•Reported adjusted pre-tax margin for the fourth quarter of 2021 of 2.4%, marking the second profitable quarter on an adjusted basis since the onset of the pandemic.
•Recorded $42 million and $151 million of incentive pay in the fourth quarter and full year 2021 earned by employees for meeting or exceeding cash flow, cost management, and safety goals, representing approximately three weeks pay for most employees.
Balance Sheet and Liquidity at Year End:
•Reported a debt-to-capitalization ratio of 49%, a reduction of 12 points from December 31, 2020, and the lowest level since the first quarter of 2020.

•For the full year, generated $138 million in operating cash flows, net of Payroll Support Program grant funds received.
•Repaid $112 million in debt in the fourth quarter, bringing total debt payments to $1.3 billion for the year.
•Held $3.1 billion in unrestricted cash and marketable securities as of December 31, 2021.

Operational Updates and Milestones for the Fourth Quarter:
•Announced nonstop service between Seattle-Tacoma International Airport and Miami, marking the 100th nonstop destination from Alaska's Seattle hub.
•Expanded oneworld partnership with new West Coast international flights between Portland and London Heathrow on British Airways and between Seattle and Helsinki on Finnair. Expanded service will provide Alaska's guests more than 100 nonstop flights on oneworld partners from the West Coast to Europe by summer 2022.
•Launched new MVP Gold 100k tier for Mileage Plan members, providing enhanced benefits for those traveling 100,000 miles or more in one year.
•Named the safest U.S. airline by AirlineRatings.com in their annual Top 20 Safest Airline Report.
•Received four 737-9 aircraft during the quarter, bringing total additions in 2021 to 11.
•Began nonstop service to Belize from Seattle and Los Angeles in November, marking the fourth country Alaska flies to from its West Coast hubs.
Fourth Quarter Environmental, Social, and Governance Updates:
•Announced the appointment of Diana Birkett Rakow as senior vice president of public affairs and sustainability, emphasizing Alaska's commitment to protect the places it flies and support the communities it serves.
•Announced collaboration with ZeroAvia to begin development on a hydrogen-electric powertrain engine capable of flying regional aircraft in excess of 500 nautical miles.
•Expanded inflight sustainability efforts by trading plastic water bottles and cups for Boxed Water Is Better® plant-based cartons and recyclable paper cups. This change will eliminate an estimated 1.8 million pounds of single-use plastics over the next year.
•Launched partnership with travel2change, a Hawaii-based social and environmental impact organization that connects travelers with sustainable volunteer projects while visiting Hawaii.

The following table reconciles the Company's reported GAAP net income (loss) per share (EPS) for the three and twelve months ended December 31, 2021 and 2020 to adjusted amounts.

	Three Months Ended December 31,
	2021		2020
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	EPS
Reported GAAP net income (loss) and diluted EPS	$18	$0.14	$(447)	$(3.60)
Payroll support program wage offset	—	—	(22)	(0.18)
Mark-to-market fuel hedge adjustments	21	0.16	(8)	(0.06)
Special items - impairment charges and other	(6)	(0.05)	277	2.23
Special items - restructuring charges	2	0.02	(102)	(0.82)
Special items - merger-related costs	—	—	1	0.01
Special items - net non-operating	—	—	26	0.21
Income tax effect on special items and fuel hedge adjustments	(4)	(0.03)	(41)	(0.33)
Non-GAAP adjusted net income (loss) and diluted EPS	$31	$0.24	$(316)	$(2.54)

	Twelve Months Ended December 31,
	2021		2020
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	EPS
Reported GAAP net income (loss) and diluted EPS	$478	$3.77	$(1,324)	$(10.72)
Payroll support program wage offset	(914)	(7.21)	(782)	(6.33)
Mark-to-market fuel hedge adjustments	(47)	(0.37)	(8)	(0.06)
Special items - impairment charges and other	(1)	(0.01)	627	5.08
Special items - restructuring charges	(10)	(0.08)	220	1.78
Special items - merger-related costs	—	—	6	0.05
Special items - net non-operating	—	—	26	0.21
Income tax effect on special items and fuel hedge adjustments	238	1.87	(21)	(0.18)
Non-GAAP adjusted net loss and diluted EPS	$(256)	$(2.03)	$(1,256)	$(10.17)

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the fourth quarter and full year results will be streamed online at 8:30 a.m. PST on January 27, 2022. It can be accessed at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We emphasize Next-Level Care for our guests, along with providing low fares, award-winning customer service and sustainability efforts. Alaska is a member of the oneworld global alliance. With the alliance and our additional airline partners, guests can travel to more than 1,000 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2021	2020	Change	2021	2020	Change
Operating Revenues:
Passenger revenues	$1,715	$657	161%	$5,499	$3,019	82%
Mileage Plan other revenues	129	108	19%	461	374	23%
Cargo and other	55	43	28%	216	173	25%
Total Operating Revenues	1,899	808	135%	6,176	3,566	73%

Operating Expenses:
Wages and benefits	637	474	34%	2,218	2,053	8%
Variable incentive pay	42	65	(35)%	151	130	16%
Payroll support program wage offset	—	(22)	NM	(914)	(782)	17%
Aircraft fuel, including hedging gains and losses	426	155	175%	1,279	723	77%
Aircraft maintenance	92	77	19%	364	321	13%
Aircraft rent	66	70	(6)%	254	299	(15)%
Landing fees and other rentals	141	94	50%	555	417	33%
Contracted services	68	43	58%	235	181	30%
Selling expenses	50	18	178%	173	101	71%
Depreciation and amortization	100	100	—%	394	420	(6)%
Food and beverage service	42	20	110%	139	90	54%
Third-party regional carrier expense	41	36	14%	147	128	15%
Other	159	97	64%	507	407	25%
Special items - impairment charges and other	(6)	277	NM	(1)	627	NM
Special items - restructuring charges	2	(102)	NM	(10)	220	NM
Special items - merger-related costs	—	1	NM	—	6	NM
Total Operating Expenses	1,860	1,403	33%	5,491	5,341	3%
Operating Income (Loss)	39	(595)	NM	685	(1,775)	NM
Non-operating Income (Expense):
Interest income	6	8	(25)%	25	31	(19)%
Interest expense	(27)	(34)	(21)%	(128)	(98)	31%
Interest capitalized	2	3	(33)%	11	11	—%
Other - net	9	1	NM	36	17	NM
Special charges - net non-operating	—	(26)	NM	—	(26)	NM
Total Non-operating Expense	(10)	(48)	(79)%	(56)	(65)	(14)%
Income (Loss) Before Income Tax	29	(643)		629	(1,840)
Income tax (benefit) expense	11	(196)		151	(516)
Net Income (Loss)	$18	$(447)		$478	$(1,324)

Basic Earnings (Loss) Per Share	$0.14	$(3.60)		$3.82	$(10.72)
Diluted Earnings (Loss) Per Share	$0.14	$(3.60)		$3.77	$(10.72)

Shares used for computation:
Basic	125.708	124.013		125.063	123.450
Diluted	127.284	124.013		126.775	123.450

Cash dividend declared per share	$—	$—		$—	$0.375

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

As of December 31 (in millions)	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$470	$1,370
Marketable securities	2,646	1,976
Total cash and marketable securities	3,116	3,346
Receivables - net	546	480
Inventories and supplies - net	62	57
Prepaid expenses, assets held-for-sale, and other current assets	196	123
Total Current Assets	3,920	4,006

Property and Equipment
Aircraft and other flight equipment	8,127	7,761
Other property and equipment	1,489	1,398
Deposits for future flight equipment	384	583
	10,000	9,742
Less accumulated depreciation and amortization	3,862	3,531
Total Property and Equipment - Net	6,138	6,211

Operating lease assets	1,453	1,400
Goodwill and intangible assets	2,044	2,050
Other noncurrent assets	396	379
Other Assets	3,893	3,829

Total Assets	$13,951	$14,046

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

As of December 31 (in millions)	2021	2020
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$200	$108
Accrued wages, vacation and payroll taxes	457	527
Air traffic liability	1,163	1,073
Other accrued liabilities	625	424
Deferred revenue	912	733
Current portion of operating lease liabilities	268	290
Current portion of long-term debt	366	1,138
Total Current Liabilities	3,991	4,293

Long-Term Debt, Net of Current Portion	2,173	2,357

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,279	1,268
Deferred income taxes	578	407
Deferred revenue	1,446	1,544
Obligation for pension and postretirement medical benefits	305	665
Other liabilities	378	524
Total Noncurrent Liabilities	3,986	4,408

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2021 - 135,255,808 shares; 2020 - 133,567,534 shares, Outstanding: 2021 - 125,905,864 shares; 2020 - 124,217,590 shares	1	1
Capital in excess of par value	494	391
Treasury stock (common), at cost: 2021 - 9,349,944 shares; 2020 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(262)	(494)
Retained earnings	4,242	3,764
	3,801	2,988
Total Liabilities and Shareholders' Equity	$13,951	$14,046

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.

(in millions)	Year Ended December 31, 2021	Nine Months Ended September 30, 2021(a)	Three Months Ended December 31, 2021(b)
Cash Flows from Operating Activities:
Net income	$478	$460	$18
Non-cash reconciling items	434	322	112
Changes in working capital	118	119	(1)
Net cash provided by operating activities	1,030	901	129

Cash Flows from Investing Activities:
Property and equipment additions	(292)	(190)	(102)
Other investing activities	(716)	(753)	37
Net cash used in investing activities	(1,008)	(943)	(65)

Cash Flows used in Financing Activities:	(914)	(825)	(89)

Net decrease in cash and cash equivalents	(892)	(867)	(25)
Cash, cash equivalents, and restricted cash at beginning of period	1,386	1,386	519
Cash, cash equivalents, and restricted cash at end of the period	$494	$519	$494

Net cash provided by operating activities	$1,030
Payroll support program grant funds received(c)	(892)
Net cash provided by operating activities, ex. PSP grant funds received	$138

(a) As reported in Form 10-Q for the third quarter of 2021.
(b) Cash flows for the three months ended December 31, 2021 can be calculated by subtracting cash flows for the nine months ended
September 30, 2021, as reported in Form 10-Q for the third quarter 2021, from the year ended December 31, 2021.
(c) As reported in Note 2 in Form 10-Q for the third quarter of 2021.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	9,196	3,916	134.8%	32,407	17,927	80.8%
RPMs (000,000) "traffic"	11,279	4,366	158.3%	38,598	20,493	88.3%
ASMs (000,000) "capacity"	14,207	9,631	47.5%	52,445	37,114	41.3%
Load factor	79.4%	45.3%	34.1 pts	73.6%	55.2%	18.4 pts
Yield	15.20¢	15.06¢	0.9%	14.25¢	14.73¢	(3.3)%
RASM	13.36¢	8.39¢	59.2%	11.78¢	9.61¢	22.6%
CASMex(b)	10.12¢	11.35¢	(10.8)%	9.80¢	12.25¢	(20.0)%
Economic fuel cost per gallon(b)	$2.26	$1.39	62.6%	$2.02	$1.58	27.8%
Fuel gallons (000,000)	179	117	53.0%	656	461	42.3%
ASMs per gallon	79.4	82.3	(3.6)%	79.9	80.5	(0.7)%
Average full-time equivalent employees (FTEs)	21,043	16,050	31.1%	19,375	17,596	10.1%
Mainline Operating Statistics:
Revenue passengers (000)	6,900	2,545	171.1%	23,268	12,280	89.5%
RPMs (000,000) "traffic"	10,078	3,622	178.2%	33,755	17,438	93.6%
ASMs (000,000) "capacity"	12,737	8,047	58.3%	45,741	31,387	45.7%
Load factor	79.1%	45.0%	34.1 pts	73.8%	55.6%	18.2 pts
Yield	13.97¢	13.54¢	3.2%	13.07¢	13.48¢	(3.0)%
RASM	12.39¢	7.73¢	60.3%	10.99¢	9.01¢	22.0%
CASMex(b)	9.14¢	10.60¢	(13.8)%	8.96¢	11.57¢	(22.6)%
Economic fuel cost per gallon(b)	$2.25	$1.37	64.2%	$2.01	$1.59	26.4%
Fuel gallons (000,000)	150	88	69.7%	530	358	48.0%
ASMs per gallon	84.8	90.9	(6.8)%	86.2	87.7	(1.7)%
Average number of FTEs	15,855	11,665	35.9%	14,366	13,214	8.7%
Aircraft utilization	10.0	8.3	20.5%	9.7	8.3	16.9%
Average aircraft stage length	1,356	1,298	4.5%	1,324	1,272	4.1%
Operating fleet(d)	217	197	20 a/c	217	197	20 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,296	1,371	67.5%	9,139	5,647	61.8%
RPMs (000,000) "traffic"	1,201	744	61.3%	4,842	3,055	58.5%
ASMs (000,000) "capacity"	1,469	1,584	(7.3)%	6,704	5,727	17.1%
Load factor	81.7%	47.0%	34.7 pts	72.2%	53.3%	18.9 pts
Yield	25.57¢	22.47¢	13.8%	22.49¢	21.90¢	2.7%
RASM	21.82¢	11.71¢	86.3%	17.12¢	12.82¢	33.5%
Operating Fleet	94	94	— a/c	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.
(c)Data presented includes information related to flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2021 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2021 Compared with 2019 (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,				Year Ended December 31,
	2021	2019		Change	2021	2019		Change
Passenger revenues	$1,715	$2,057		(17)%	$5,499	$8,095		(32)%
Mileage plan other revenue	129	119		8%	461	465		(1)%
Cargo and other	55	52		6%	216	221		(2)%
Total operating revenues	$1,899	$2,228		(15)%	$6,176	$8,781		(30)%

Operating expense, excluding fuel and special items	$1,438	$1,500		(4)%	$5,137	$5,796		(11)%
Economic fuel	405	476		(15)%	1,326	1,884		(30)%
Special items	17	—		NM	(972)	38		NM
Total operating expenses	$1,860	$1,976		(6)%	$5,491	$7,718		(29)%

Total nonoperating expense	$(10)	$(9)		11%	$(56)	$(47)		19%
Income before income tax	29	243		(88)%	$629	$1,016		(38)%

Consolidated Operating Statistics:
Revenue passengers (000)	9,196	11,715		(22)%	32,407	46,733		(31)%
RPMs (000,000) "traffic"	11,279	13,928		(19)%	38,598	56,040		(31)%
ASMs (000,000) "capacity"	14,207	16,648		(15)%	52,445	66,654		(21)%
Load Factor	79.4%	83.7%	(4.3)	pts	73.6%	84.1%	(10.5)	pts
Yield	15.20¢	14.77¢		3%	14.25¢	14.45¢		(1)%
RASM	13.36¢	13.38¢		—%	11.78¢	13.17¢		(11)%
CASMex	10.12¢	9.01¢		12%	9.80¢	8.70¢		13%
FTEs	21,043	22,506		(7)%	19,375	22,126		(12)%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenues	$1,408	$307	$—	$—	$1,715	$—	$1,715
CPA revenues	—	—	84	(84)	—	—	—
Mileage Plan other revenue	115	14	—	—	129	—	129
Cargo and other	55	—	—	—	55	—	55
Total Operating Revenues	1,578	321	84	(84)	1,899	—	1,899
Operating Expenses
Non-fuel operating expenses	1,164	258	101	(85)	1,438	(4)	1,434
Fuel expense	339	66	—	—	405	21	426
Total Operating Expenses	1,503	324	101	(85)	1,843	17	1,860
Total Non-operating Income (Expense)	(7)	—	(5)	2	(10)	—	(10)
Income (Loss) Before Income Tax	$68	$(3)	$(22)	$3	$46	$(17)	$29
Pre-tax Margin					2.4%		1.5%

	Three Months Ended December 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenues	$490	$167	$—	$—	$657	$—	$657
CPA revenues	—	—	105	(105)	—	—	—
Mileage Plan other revenue	90	18	—	—	108	—	108
Cargo and other	42	—	—	1	43	—	43
Total Operating Revenues	622	185	105	(104)	808	—	808
Operating Expenses
Non-fuel operating expenses	853	266	85	(110)	1,094	154	1,248
Fuel expense	121	42	—	—	163	(8)	155
Total Operating Expenses	974	308	85	(110)	1,257	146	1,403
Total Non-operating Income (Expense)	(18)	—	(6)	2	(22)	(26)	(48)
Income (Loss) Before Income Tax	$(370)	$(123)	$14	$8	$(471)	$(172)	$(643)
Pre-tax Margin					(58.3)%		(79.6)%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenues	$4,411	$1,088	$—	$—	$5,499	$—	$5,499
CPA revenues	—	—	406	(406)	—	—	—
Mileage Plan other revenue	402	59	—	—	461	—	461
Cargo and other	212	—	—	4	216	—	216
Total Operating Revenues	5,025	1,147	406	(402)	6,176	—	6,176
Operating Expenses
Non-fuel operating expenses	4,101	1,096	373	(433)	5,137	(925)	4,212
Fuel expense	1,065	261	—	—	1,326	(47)	1,279
Total Operating Expenses	5,166	1,357	373	(433)	6,463	(972)	5,491
Total Non-operating Income (Expense)	(38)	—	(21)	3	(56)	—	(56)
Income (Loss) Before Income Tax	$(179)	$(210)	$12	$34	$(343)	$972	$629
Pre-tax Margin					(5.6)%		10.2%

	Twelve Months Ended December 31, 2020
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger revenues	$2,350	$669	$—	$—	$3,019	$—	$3,019
CPA revenues	—	—	386	(386)	—	—	—
Mileage Plan other revenue	309	65	—	—	374	—	374
Cargo and other	170	—	—	3	173	—	173
Total Operating Revenues	2,829	734	386	(383)	3,566	—	3,566
Operating Expenses
Non-fuel operating expenses	3,630	993	323	(399)	4,547	71	4,618
Fuel expense	569	162	—	—	731	(8)	723
Total Operating Expenses	4,199	1,155	323	(399)	5,278	63	5,341
Total Non-operating Income (Expense)	(19)	—	(22)	2	(39)	(26)	(65)
Income (Loss) Before Income Tax	$(1,389)	$(421)	$41	$18	$(1,751)	$(89)	$(1,840)
Pre-tax Margin					(49.1)%		(51.6)%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes Payroll Support Program wage offsets, special items and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation

	Three Months Ended December 31,				Twelve Months Ended December 31,
(in cents)	2021		2020		2021		2020
Consolidated:
CASM	13.09	¢	14.57	¢	10.47	¢	14.39	¢
Less the following components:
Payroll support program wage offset	—		(0.23)		(1.75)		(2.11)
Aircraft fuel, including hedging gains and losses	3.00		1.61		2.44		1.95
Special items - impairment charges and other(a)	(0.04)		2.89		—		1.69
Special items - restructuring charges(b)	0.01		(1.06)		(0.02)		0.59
Special items - merger-related costs	—		0.01		—		0.02
CASM excluding fuel and special items	10.12	¢	11.35	¢	9.80	¢	12.25	¢

Mainline:
CASM	11.77	¢	14.11	¢	9.52	¢	13.66	¢
Less the following components:
Payroll support program wage offset	—		(0.07)		(1.75)		(2.17)
Aircraft fuel, including hedging gains and losses	2.66		1.40		2.33		1.79
Special items - impairment charges and other(a)	(0.05)		3.44		—		1.80
Special items - restructuring charges(b)	0.02		(1.27)		(0.02)		0.65
Special items - merger-related costs	—		0.01		—		0.02
CASM excluding fuel and special items	9.14	¢	10.60	¢	8.96	¢	11.57	¢

(a) Special items - impairment charges and other in the three and twelve months ended December 31, 2021 are primarily comprised of updated estimates of cost associated with leased aircraft that have been retired and removed from the operating fleet but not yet returned to the lessor.
(b) Special items - restructuring charges in the three and twelve months ended December 31, 2021 represent adjustments to total estimated cost for pilot incentive leaves as a result of updated recall timing from what was previously anticipated due to schedule changes, training limitations and other factors.

Fuel Reconciliation

	Three Months Ended December 31,
	2021		2020
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$434	$2.42	$159	$1.36
Losses (gains) on settled hedges	(29)	(0.16)	4	0.03
Consolidated economic fuel expense	$405	$2.26	$163	$1.39
Mark-to-market fuel hedge adjustments	21	0.12	(8)	(0.07)
GAAP fuel expense	$426	$2.38	$155	$1.32
Fuel gallons		179		117

	Twelve Months Ended December 31,
	2021		2020
(in millions, except for per gallon amounts)	Dollars	Cost/Gal	Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$1,383	$2.11	$713	$1.54
Losses (gains) on settled hedges	(57)	(0.09)	18	0.04
Consolidated economic fuel expense	$1,326	$2.02	$731	$1.58
Mark-to-market fuel hedge adjustments	(47)	(0.07)	(8)	(0.01)
GAAP fuel expense	$1,279	$1.95	$723	$1.57
Fuel gallons		656		461

Debt-to-capitalization, including operating leases
(in millions)	December 31, 2021	December 31, 2020
Long-term debt, net of current portion	$2,173	$2,357
Long-term and current capitalized operating leases	1,547	1,558
COVID-19 Related Borrowings(a)	—	734
Adjusted debt, net of current portion of long-term debt	$3,720	$4,649
Shareholders' equity	3,801	2,988
Total Invested Capital	$7,521	$7,637

Debt-to-capitalization ratio, including operating leases	49%	61%
(a)To best reflect our leverage we included the short-term borrowings stemming from the COVID-19 pandemic which are classified as current liabilities in the above calculation. As of December 31, 2021, no such borrowings were outstanding.

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, special items and rent
(in millions)	December 31, 2021	December 31, 2020
Current portion of long-term debt	$366	$1,138
Current portion of operating lease liabilities	268	290
Long-term debt	2,173	2,357
Long-term operating lease liabilities, net of current portion	1,279	1,268
Total adjusted debt	4,086	5,053
Less: Total cash and marketable securities	(3,116)	(3,346)
Adjusted net debt	$970	$1,707

(in millions)	Year Ended December 31, 2021	Year Ended December 31, 2020
GAAP Operating Income (Loss)	$685	$(1,775)
Adjusted for:
Payroll Support Program wage offset and special items	(925)	71
Mark-to-market fuel hedge adjustments	(47)	(8)
Depreciation and amortization	394	420
Aircraft rent	254	299
EBITDAR	$361	$(993)
Adjusted net debt to EBITDAR	2.7x	(1.7x)

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain special items (including the Payroll Support Program wage offset, impairment and restructuring charges and merger-related costs) from our unit metrics, we believe that we have better visibility into the results of operations as we focus on cost-reduction initiatives emerging from the COVID-19 pandemic. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain special items, such as the Payroll Support Program wage offset, impairment and restructuring charges and merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile